Exhibit 10.1

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH
CONFIDENTIAL TREATMENT HAS BEEN REQUESTED IS OMITTED AND
MARKED WITH “**”. AN UNREDACTED VERSION OF THIS DOCUMENT HAS
ALSO BEEN PROVIDED TO THE SECURITIES AND EXCHANGE COMMISSION.

CUSTOMER SUPPORT SERVICES AMENDMENT
TO
CONTRACT FOR PRODUCTS AND SERVICES

This Customer Support Services Amendment to Contract for Products and Services (the “Amendment”) is made and entered into this 7th day of July, 2010 (the “Amendment Effective Date”), by and among NeuLion USA, Inc., a Delaware corporation having its principal place of business at 1600 Old Country Road, Plainview, New York 11803 (“NeuLion”), DISH Network, L.L.C., a Colorado company having its principal place of business at 9601 S. Meridian Blvd., Englewood, Colorado 80112 (“Company”) and solely for purposes of Section 34 of the Agreement (as defined below), NeuLion, Inc., an Ontario corporation having its principal place of business at 463 King Street West, 3rd Floor, Toronto, Ontario, Canada M5V 1K4 (“Parent”).

WHEREAS, Company, NeuLion and Parent (solely for purposes of Section 34 of the Agreement (as hereinafter defined)) entered into that certain Contract for Products and Services dated as of January 4, 2010 (the “Agreement”);

WHEREAS, Company, NeuLion and Parent desire and agree to amend the Agreement in the manner set forth in this Amendment; and

WHEREAS, capitalized terms not defined herein shall have the meaning ascribed to them in the Agreement;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.             CUSTOMER SUPPORT SERVICES.

1.1           NeuLion shall perform the incoming telephone call (each, an “Incoming Call” and collectively, the “Incoming Calls”) and web chat (each, a “Web Chat” and  collectively, the “Web Chats”) (Incoming Calls and Web Chats, collectively the “Calls”) customer contact and support services set forth herein (the “Customer Support Services”) subject to and in accordance with the terms and conditions of the Agreement (as amended hereby) and those policies, procedures and methodologies (“M&Ps”) defined by Company from time to time, and as confirmed by NeuLion in writing, during the Amendment Term (as defined in Section 9.1 of this Amendment).  NeuLion shall use  commercially reasonable efforts during the Amendment Term to assist Company in the initial development and definition and ongoing updating and modification of the M&Ps.  Unless otherwise mutually agreed upon by the Parties in writing, NeuLion shall, at all times during the Amendment Term, provide Customer Support Services in English and additional language(s) designated from time to time by Company (each, an “Additional Language”) upon not less than thirty (30) days notice to NeuLion (as of the Amendment Effective Date, such Additional Language shall initially be Hindi); provided, however, for the Additional Languages of Polish, Greek and Armenian, Company will provide not less than sixty (60) days notice to NeuLion.  Additional Basic Monthly Usage Fees for the Additional Languages will be mutually agreed to by the Parties.  In connection with its performance of the Customer Support Services, NeuLion will also provide a front-end interactive voice response (“IVR”) system for all Incoming Calls.  The content of all IVR messaging employed by NeuLion in connection with the Customer Support Services shall be subject to Company’s prior written approval.  In addition to (and without limitation of) the foregoing and the M&Ps, Customer Support Services shall include (without limitation) the following to be performed by NeuLion: (i) priority management of Calls; (ii) escalation of problems and issues utilizing escalation procedures to be set forth in M&Ps or, if not set forth in MPs, to be mutually agreed upon by the Parties during the Amendment Term; (iii) error processing; (iv) data collection statistics; (v) customer interface development; (vi) automated tracking of all Calls (including without limitation escalated Calls) (to include, without limitation, the assignment of tickets to logged Calls and the recording of resolutions to the same); (vii) use of hold music and messaging loop to be agreed upon from time to time during the Amendment Term by the Parties. Company may (but shall not be obligated to) provide hold music to NeuLion at Company’s expense.

Confidential and Proprietary

1.2           NeuLion acknowledges and agrees that nothing set forth herein or in any of the M&Ps shall limit or prohibit Company or any of its Affiliates from: (i) performing the Customer Support Services (or any portion thereof) or similar services themselves at any time and from time to time, whether in connection with the Service or otherwise; or (ii) Company’s right to contract with one or more third parties to perform the Support Services (or any portion thereof) or similar services at any time and from time to time, whether in connection with the Service or otherwise.  For clarity (and without limitation of the foregoing), Company may assume any of NeuLion’s Customer Support Services obligations hereunder upon notice to NeuLion.

1.3           NeuLion shall provide trained customer service representatives (each, a “CSR” and collectively, the “CSRs”) to handle Calls for current, former and prospective Subscribers to the Service (collectively, “Callers”).  CSRs performing Customer Support Services to Company shall not provide any similar services on behalf of NeuLion or any of its Affiliates or to any other party during the Amendment Term.  For clarity (and without limitation of the foregoing), CSRs shall be exclusive to Company; provided, however, that on a limited basis as needed in response to excessively high call volume, NeuLion may use customer service representatives from its web-based sports business (but not any ethnic channel business (e.g., Talfazat, TV Desi or Kylin)) on an overflow basis only.  NeuLion shall provide Company with notice of any such use of its web-based sports business customer service representatives as described in the immediately preceding sentence within twenty-four (24) hours following each such use. All CSRs must: (i) speak, read and write English (and speak any applicable Additional Language) at a proficiency level reasonably set by Company, which proficiency level shall not exceed that set by Company with respect to its own customer service representatives; and (ii) prior to performing any of the Customer Support Services, undergo background screening reasonably acceptable to Company.  In addition to (and without limitation of) NeuLion’ indemnification obligations under the Agreement, except to the extent of Company’s negligence or misconduct, NeuLion  (“Indemnitor”) shall indemnify, defend and hold harmless Company and its officers, directors, employees, agents and shareholders, and its and their assigns, heirs, successors and legal representatives (collectively, the “Indemnitee Group”) from and against any and all costs, losses, liabilities, damages, lawsuits, judgments, claims, actions, penalties, fines and expenses, including without limitation interest, penalties, and reasonable attorneys’ fees, incurred in the investigation, defense or settlement of any or all of the foregoing (“Claims”), that are made by any third party to the extent that such Claims arise out of, or are incurred in connection with, Indemnitor not subjecting its CSRs to drug testing.  In the event any such Claim is made, the indemnification process set forth in Section 18(b) of the Agreement will apply.

Confidential and Proprietary

1.4           NeuLion will recruit, train (except as otherwise expressly set forth in this Amendment) and staff the appropriate number of NeuLion personnel necessary to perform the Customer Support Services at all times during the Amendment Term.  Except as otherwise set forth in Section 1.3, NeuLion shall be solely and exclusively responsible for the selection, employment status and disposition of all NeuLion employees engaged in the Customer Support Services; provided that, if Company reasonably requests in writing that NeuLion remove any personnel performing Customer Support Services, NeuLion shall promptly comply with such request.

1.5           At all times during the Amendment Term, NeuLion shall identify and make available to Company a NeuLion employee that shall serve as Company’s single point of contact with respect to NeuLion’s performance of the Customer Support Services.

1.6           NeuLion shall perform Customer Support Services in a professional and workmanlike manner, consistent with the highest industry standards, and meet the satisfaction of Company.  NeuLion warrants that the Customer Support Services will conform to the M&Ps and all service requirements described in this Amendment.

2.             TRAINING.   Unless otherwise mutually agreed by the Parties in writing, the Parties shall hold one (1) initial CSR and “train the trainer” training session at NeuLion’s principal place of business referenced above to take place within five (5) business days following the Amendment Effective Date, unless the Parties mutually agree on a different timeframe (the “Initial Training”).  The Initial Training will be held during normal business hours and will be of a reasonable duration to be mutually agreed upon by the Parties.   During the Initial Training: (i) Company shall be responsible for training CSRs on the Content and Company’s initial consumer offers with respect to the Service; and (ii) NeuLion shall be responsible for providing all customer service representative training to CSRs not provided by Company (as set forth in clause (i) of this Section 2) (such training to include, without limitation, training on: (a) the technological and billing aspects of the Service, (b) training on NeuLion’s IPTV Platform and related systems, and (c) all other customer service representative training related to NeuLion’s performance of the Customer Support Services).  Initial Training will include classroom training and monitoring of CSRs Calls.  Each of the Parties shall bear their own costs and expenses incurred in the provisioning of the Initial Training (including without limitation, compensation of, and attrition with respect to, their respective employees). Company acknowledges that the Initial Training has taken place at NeuLion’s Sanford facility, located in Sanford, Florida.  Thereafter, unless otherwise mutually agreed upon by the Parties in writing, NeuLion shall perform all new and continuing CSR training in accordance with the M&Ps and at no cost to Company.  On an ongoing basis during the Amendment Term, the Parties shall work together to develop all training materials (including without limitation, those to be used for the Initial Training) for use with respect to the Customer Support Services and to update CSR training materials.  NeuLion shall ensure that each CSR has the necessary functional and Service-related training to successfully perform the Customer Support Services.  Additionally, before a function is performed by an individual assigned to that function, NeuLion shall verify that the necessary skills have been attained through the use of a  skills program reasonably acceptable to Company.

Confidential and Proprietary

3.             STAFFING.   At all times during the Amendment Term, and subject to and in accordance with applicable M&Ps, NeuLion shall employ a sufficient number of CSRs and other personnel necessary to: (i) perform the Customer Support Services; and (ii) meet the (a) volume of Calls received from time to time during the Amendment Term, and (b) the Performance Metrics (as defined in Section 4.1 of this Amendment).

4.             CUSTOMER SUPPORT SERVICES LOCATION AND HOURS.

4.1           NeuLion shall perform the Customer Support Services at NeuLion-owned and/or NeuLion-operated facilities in the United States and shall provide Company with the physical address of all such facilities prior to using the same.  Use of all such facilities shall be subject to Company’s prior written approval, such approval not to be unreasonably withheld. Company acknowledges that use of NeuLion’s Sanford facility in Sanford, Florida is approved. NeuLion shall provide (including without limitation installation of the same, as applicable) the building, computer systems, telecommunications lines and related equipment, data network and related equipment, remote monitoring and recording applications and related management services and all other labor, tools, equipment, and materials necessary to perform the Customer Support Services in accordance with the M&Ps and the performance metrics set forth in Exhibit A attached hereto and incorporated herein by reference (the “Performance Metrics”).  NeuLion shall be responsible for all costs associated with NeuLion’s facilities.  In addition to (and without limitation of) Company’s other rights and remedies under the Agreement, Company shall have the right, at no additional expense (except for travel costs incurred by Company) and upon notice to NeuLion, to inspect any facility at which the Customer Support Services are being performed at any time during normal business hours to ensure compliance with Company’s performance, operational and quality control standards.

4.2           NeuLion shall provide and make the Customer Support Services available at all times between the hours of 8 AM and Midnight (Eastern Time), seven (7) days per week, three hundred sixty-five (365) days per year.

4.3           All marketing tools, materials and CSR scripts used by NeuLion in the performance of the Customer Support Services must be pre-approved in writing by Company.

6.             REPORTING.

6.1           The Parties shall work jointly together to develop the format of a written report (the contents of which are further described below) that NeuLion shall provide to Company by no later than 10 AM Eastern Time on each business day (Monday through Friday) throughout the Amendment Term (the “Daily Reports”).  In addition to (and without limitation of) the foregoing, within three (3) business days of the last day of each calendar month during the Amendment Term, NeuLion shall provide written cumulative monthly reports in a format and with content to be mutually agreed upon by the Parties (the “Monthly Reports”); provided that all Monthly Reports shall include (without limitation) a list of all Subscriber credit cards due to expire during the following calendar month.  Daily Reports and Monthly Reports shall hereinafter collectively be referred to as the “Reports”.  For clarity, all NeuLion reporting obligations set forth in this Amendment are in addition to (and without limitation of) NeuLion’s other reporting obligations under the Agreement.

Confidential and Proprietary

6.2            The Reports shall be exportable in industry-standard formats  (e.g., Comma Separated Values (CSV)) used by Company and as otherwise mutually agreed upon by the Parties.  During the Term of the Agreement and for a period of two (2) years following the expiration or termination thereof, NeuLion shall maintain backup copies of all Reports and shall provide copies of such reports to Company (in a mutually agreed format) from time to time upon Company’s request.

6.3           In addition to (and without limitation of) other items as may be agreed upon by the Parties in writing from time to time during the Amendment Term, NeuLion will provide Company either Daily Reports or, as mutually agreed upon by the Parties from time to time during the Amendment Term, access to data which will include, at a minimum, the following data from the prior business day’s activity—for the case of Monday, for the prior weekend’s activity: ******.

6.4           On the first of each month, NeuLion shall provide Company with verifiable documentation evidencing the number  of all Web Chat sessions for the prior month.

7.             QUALITY CONTROL.

7.1           NeuLion shall provide live quality assurance (“QA”) monitoring including without limitation, the monitoring and recording of live Calls described in Section 7.2.  NeuLion shall include results of quality measurements in weekly written reports provided to Company.  NeuLion shall provide to Company the ability to monitor any or all live Calls.   Unless otherwise agreed in writing by the Parties, NeuLion shall review its performance of the Customer Support Services with Company on a monthly basis during the Amendment Term.  Such reviews shall include, without limitation, NeuLion’s compliance with the M&Ps and Performance Metrics, changes to the Customer Support Services and process improvement activities.  In addition to (and without limitation of) the foregoing, NeuLion shall at all times during the Amendment Term provide Company with the ability to allow designated Company representatives, as selected from time to time by Company in its sole discretion, to monitor both live and recorded Calls.  Notwithstanding anything set forth to the contrary in this Amendment or in the Agreement, Company shall have no obligation to make payments to NeuLion during any period where NeuLion is unable to perform the Customer Support Services, whether by reason of a Force Majeure Event or otherwise.

7.2           NeuLion shall ensure that quality methodology, criteria and Calls handling procedures are consistent with Company’s standards and objectives.  Company may perform (at Company’s expense) QA observations of live Calls at NeuLion’s call center(s) or remotely from any other location.  At all times during the Amendment Term, NeuLion shall ensure that its call center systems accommodate Company’s performance of such remote QA observations. The Parties shall also perform joint QA observations at regularly-scheduled intervals mutually agreed upon by the Parties, acting reasonably, from time to time during the Amendment Term.  The call quality observation form and quality scoring criteria to be used for the observations described in this Section 7 shall be agreed by the Parties.  Results of such observations shall be used to provide both immediate and monthly feedback to CSRs and to NeuLion management, as determined by Company from time to time in its commercially reasonable discretion.

Confidential and Proprietary

8.             RETENTION PROGRAM.        As may be further described in M&Ps  from time to time during the Amendment Term, NeuLion will attempt to “save” Subscribers who contact NeuLion via telephone and web chat and indicate their intention of canceling any subscription to the Service.  Subject to and in accordance with M&Ps, if NeuLion receives any Call regarding any product or service (other than the Service) offered or provided by Company or any of its Affiliates, NeuLion agrees to immediately: (i) transfer the call to one or more Company toll-free telephone numbers to be provided to NeuLion by Company from time to time during the Amendment Term in its sole discretion solely for this purpose; or (ii) refer the corresponding E-Mail sender or Web Chat initiator to Company using the telephone number(s) described in clause (i) of this Section 8, or to such e-mail addresses or websites as may be specified by Company from time to time in Company’s sole discretion.  In addition to (and without limitation of) NeuLion’s other reporting obligations as set forth in this Amendment and in the Agreement, NeuLion will provide a daily (Mon – Fri) written report to Company that lists all customers who ask to cancel along with the cancellation reasons, if any, that may have been provided by the customer(s).

9.             TERM AND TERMINATION.

9.1           NeuLion shall perform Customer Support Services beginning from and including June 21, 2010 through and including May 15, 2013, unless this Amendment is earlier terminated in accordance with Section 9.2 (the “Amendment Term”).

9.2           Company shall have the right, with or without cause, to terminate this Amendment for its convenience upon sixty (60) days’ prior written notice to NeuLion.  Unless otherwise mutually agreed upon by the Parties or expressly set forth in this Amendment, upon the effective date of such termination, NeuLion shall immediately cease performing the Customer Support Services.  Notwithstanding anything set forth to the contrary herein, in the Agreement or in any of the M&Ps, termination of this Amendment by Company shall result only in the termination of the Parties’ respective rights, remedies, duties and obligations set forth in this Amendment (to the extent that such rights, remedies, duties and obligations do not survive expiration or termination of this Amendment), and the Parties’ other respective rights, remedies, duties and obligations under the Agreement shall, subject to the terms and conditions of the Agreement (including without limitation, the termination provisions thereof), continue in force and effect.

10.           NEULION SERVICE FEES.        In consideration for the Customer Support Services provided to Company pursuant to this Amendment, Company shall pay NeuLion the following fees:

10.1         Set-Up Fee.   Company shall pay to NeuLion a one-time ******* set-up fee, ******* of which shall be due upon execution of this Amendment and ******* of which shall be due upon completion of the Initial Training.

Confidential and Proprietary

10.2         Monthly Usage Fees.   During the first three (3) months of the Amendment Term, Company shall pay usage fees to Neulion based upon Actual Agent Call Minutes (as defined below) and number of online chat session at the rates provided for in the Supplemental Usage Fees section below.  Such usage fees shall be payable by Company to NeuLion on a net sixty (60) day basis following Company’s receipt of a monthly invoice from NeuLion and verifiable documentation evidencing Actual Agent Call Minutes and Chat sessions.  For purposes of this Amendment, “Actual Agent Call Minutes” means customer-CSR talk time during an Incoming Call and excludes IVR time, customer hold time and call wrap-up time (i.e., any time following customer disconnect).   On the first day of each calendar month beginning with the first full month after month three of the Amendment Term, Company shall pay to NeuLion a basic monthly usage fee in the amount of *******(the “Basic Monthly Usage Fee”), such amount to be prorated with respect to NeuLion’s performance of the Customer Support Services during any portion of a calendar month during the Amendment Term.  The Basic Monthly Usage Fee shall include: (i) ******* Actual Agent Call Minutes per month; and ******* completed online chat sessions (each a “Chat Session” and collectively, the “Chat Sessions”) per month.  For clarity, Chat Sessions shall not include chat sessions that are abandoned and no dialogue has begun.

10.3         Supplemental Usage Fees.  Company shall pay NeuLion, sixty (60) days after Company’s receipt of an invoice from NeuLion, Supplemental Monthly Usage Fees as follows: (i) ******* per Actual Agent Call Minute for each Actual Agent Call Minute ******* Actual Agent Call Minutes in any month during the  Amendment Term; and (ii) ******* per online chat session, for each Chat Session ******* Chat Sessions during any month during the Amendment Term.

11.           GENERAL

11.1         Except as expressly modified herein, this Amendment is not intended to, and does not, alter, amend or modify all or any part of the Agreement.  Furthermore, nothing contained herein shall constitute a waiver by either Party or any of its Affiliates of any rights or remedies it may have under the terms and conditions of the Agreement.

11.2         All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

11.3         This Amendment constitutes the entire agreement between the Parties with respect to the subject matter hereof.  The Parties specifically acknowledge there are no unwritten side agreements or oral agreements between the Parties that alter, amend, modify or supplement this Amendment.

[SIGNATURE PAGE FOLLOWS]

Confidential and Proprietary

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the Amendment Effective Date.

NEULIONUSA, INC.	DISH NETWORK L.L.C.

By:	By:

Name:	Name:

Title:	Title:

Solely with respect to the guarantee contained in Section 34 of the Agreement, Parent has executed this Amendment by its duly authorized representative as of the Amendment Effective Date.

NEULION, INC.

By:

Name:

Title:

[SIGNATURE PAGE TO CUSTOMER SUPPORT SERVICES AMENDMENT TO CONTRACT FOR PRODUCTS AND SERVICES]

Confidential and Proprietary

EXHIBIT A

PERFORMANCE METRICS

In its performance of the Customer Support Services hereunder, NeuLion shall meet and exceed the following Performance Metrics (each measured on a calendar month basis):

A.           INCOMING CALLS

1.           Abandonment Rate.       The monthly abandonment rate for Incoming Calls (“AR”) will not exceed an average of  ******* (subject to modification by mutual agreement of the Parties upon potential expansion or overflow allowed).  For clarity, “abandoned calls” are Incoming Calls where the telephone connection is terminated prior to the calling party being transferred to a live CSR.

2.           Average Speed to Answer.       An average of ******* of Incoming Calls will be answered within ******* by a live CSR, as calculated on a monthly basis.  Average Speed to Answer is referred to herein as “ASA”.

3.           Average Handle Time.               AHT for Incoming Calls will not exceed *******, as calculated on a monthly basis.  For purposes of this Agreement, “AHT” means total call time + total hold time  / total calls handled.

4.           QA.       The Customer Support Services shall achieve a quality score of *******, measured weekly in accordance with Section 7 of the main body of this Amendment.

B.           SERVICE LEVEL CREDITS

If NeuLion does not meet the Performance Metrics set forth in this Exhibit A, NeuLion will provide Company with credits or percentage off the applicable monthly invoice in the amounts set forth below.  Such credits are cumulative and are in addition to, and not in limitation of, Company’s other rights and remedies available at law, in equity, under contract (including without limitation, the Agreement, as amended) and otherwise:

1.           AR.

1.1           If the AR is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

1.2           If the AR is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

1.3           If the AR is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

2.           ASA.

2.1           If ASA is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

Confidential and Proprietary

2.2           If ASA is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

2.3           If ASA is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

2.4           If ASA is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

3.           AHT

3.1           If AHT is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

3.2           If AHT is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

3.3           If AHT is ******* for any month, the applicable monthly invoice payable by Company will include a ******* discount on the Basic Monthly Usage Fees or Actual Agent Call Minute price(s) set forth in Section 10.2 and/or 10.3 of the Amendment, as applicable.

4.           During the first three months after the Amendment Effective Date, the credit will be applied against the fees for Actual Agent Call Minutes.  Commencing on the fourth month after the Amendment Effective Date, the credit will be applied against the Basic Monthly Usage Fee of ******* plus any Supplemental Usage Fees.

Example 1: During the second month of this Amendment, the call abandonment for the month is 18%. The inbound/outbound call minutes total 15,000 minutes. The Basic Monthly Usage Fee for that month would be ******* and the credit for the month is *******

Example 2: During the fifth month of this Amendment, the call abandonment for the month is 18%. The inbound/outbound call minutes total 15,000 minutes. The Basic Monthly Usage Fee for that month would be ******* and the credit for the month is *******

Example 3: During the eighth month of this Amendment, the call abandonment for the month is 18%. The inbound/outbound call minutes total 25,000 minutes. The total usage fees for that month would be ******* and the credit for the month is*******.

Confidential and Proprietary